UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORVEX AND RELATED DELIVER FORMAL REQUEST FOR RECORD DATE TO COMMONWEALTH REIT

Expect Consent Solicitation to Be Completed No Later Than March 20

Shareholders Are Urged To Sign, Date And Return The Gold Consent Card Today To Be Able To Elect A New Independent And Accountable Board Of Trustees Under The Leadership Of Sam Zell

New York – February 14, 2014 – Corvex Management LP and Related Fund Management, LLC today announced that they have delivered to CommonWealth REIT (NYSE: CWH) a formal request for a record date for their consent solicitation to remove the entire Board of Trustees. Earlier this week CommonWealth announced a record date of February 18, 2014, conditioned on their receipt of the record date request that Corvex and Related have now delivered. Therefore, in accordance with the Arbitration Panel’s interim award our consent solicitation will be completed no later than March 20, 2014.

Keith Meister of Corvex and Jeff T. Blau of Related said, “After a year of obstruction and delay tactics by the Portnoys, we are thrilled that shareholders of CommonWealth finally have the ability to exercise their charter-given rights and cast their consent to remove the entire Board of Trustees, and subsequently elect an independent, highly qualified Board under the leadership of Sam Zell. We firmly believe the choice for CommonWealth shareholders is obvious when they compare Zell’s unrivaled track record of value creation in the real estate industry against the Portnoys’ atrocious track record of mismanagement and corporate governance malfeasance. We look forward to the beginning of a new chapter in the history of CommonWealth.”

Corvex and Related have issued an updated presentation, which is available at www.shareholdersforcommonwealth.com. And since a picture is worth a thousand words, we invite shareholders to click here.*

Most CommonWealth shareholders should by now have received our GOLD consent card, and we urge them to sign, date and return the GOLD card today. We remind shareholders that Internet voting will not be available, so it is essential that they immediately sign, date and return the GOLD consent card in the pre-paid return envelope. If you have not received our materials yet or have any questions, please call today DF King, our proxy solicitor, at (800) 714-3313.

Additional Information Regarding the Solicitation

Corvex Management LP and Related Fund Management, LLC have filed a definitive solicitation statement with the Securities and Exchange Commission (the “SEC”) to (1) solicit consents to remove the entire board of trustees of CommonWealth REIT (the “Removal Proposal”), and (2) elect a slate of new trustees at a special meeting of shareholders that must be promptly called in the event that the Removal Proposal is successful. Investors and security holders are urged to read the definitive solicitation statement and other relevant documents because they contain important information regarding the solicitation. The definitive solicitation statement and all other relevant documents are available, free of charge, on the SEC’s website at www.sec.gov. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive solicitation statement filed with the SEC on January 28, 2014 and Supplement No. 1 filed with the SEC on February 13, 2014.

About Corvex Management LP

Corvex Management LP is an investment firm headquartered in New York, New York that engages in value-based investing across the capital structure in situations with identifiable catalysts. Corvex was founded in March 2011 and follows an opportunistic approach to investing with a specific focus on equity investments, special situations and distressed securities largely in North America.

About Related Fund Management LLC

Related Fund Management, LLC is an affiliate of Related Companies, one of the most prominent privately-owned real estate firms in the United States. Formed 40 years ago, Related is a fully integrated, highly diversified industry leader with experience in virtually every aspect of development, acquisitions, management, finance, marketing and sales. Related’s existing portfolio of real estate assets, valued at over $15 billion, is made up of best-in-class mixed-use, residential, retail, office and affordable properties. For more information about Related Companies please visit www.related.com.

For further information, contact:

Rupal Doshi

Corvex

(212) 474-6750

rdoshi@corvexcap.com

Joanna Rose

Related

(212) 801-3902

jrose@related.com

INVESTORS:

Edward McCarthy / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550

*	Links to the following slide:

Sam Zell's Unrivaled Track Record for Value Creation

Cumulative RMR fees since 1997: $791 million(2)
ELS: 574%
EQR: 422%
EOP: 368%
CWH: 7%
Total return
Cumulative RMR Fees (millions)
800%
700%
600%
500%
400%
300%
200%
100%
0%
(100%)
$800
$700
$600
$500
$400
$300
$200
$100
$0
($100)
1997
2000
2003
2006
2009
2012
CWH (1)
EOP
EQR
ELS
Cumulative RMR (2) Fees

RELATED CORVEX

Sam Zell’s Unrivaled Track Record for Value Creation
Total Return Performance – Zell-Chaired REITs vs. CWH vs. RMR Fees
800% 700% 600% 500% 400% 300% 200% 100% 0% (100%)
Cumulative total returns
Zell-Chaired REITs
CWH
Variance
Timeframe
ELS: 574%
EQR:422%
CWH:7%
EOP 368% 103% (265%) 7/7/1997 - 2/9/2007
EQR 422% 7% (415%) 7/7/1997 - 2/25/2013
ELS 574% 7% (567%) 7/7/1997 - 2/25/2013
Cumulative RMR fees since 1997: $791 million(2)
$800 $700 $600 $500 $400 $300 $200 $100 $0
($100)
EOP: 368% 1997 2000 2003 2006 2009 2012
(1) (2) CWH EOP EQR ELS Cumulative RMR
Fees
(1) Total returns through February 25, 2013, the day prior to Related and Corvex’s initial 13-D filing.
(2) 2013 RMR fees reflected annualized YTD 9/30/2013 figures. Q3 2013 RMR fees include fees paid by SIR to make the figure comparable to historically disclosed figures.
Sources: Company filings, SNL
Cumulative RMR Fees (millions)
Total return